JOINT FILER INFORMATION

				Other Reporting Person(s)


1.	Monterey Insurance Company, Inc.

		Item					Information

Name:						Monterey Insurance Company

Address:					9550 Firestone Blvd.,#105
						Downey, California

Designated Filer:				Alex Meruelo

Date of Event Requiring Statement:		June 11, 2009

Issuer Name and Ticker or Trading Symbol:	Hypercom Corp (HYC)

Relationship of Reporting Person to Issuer:	10% Owner - Group Member

If Amendment, Date Original Filed:		Not Applicable

Individual or Joint/Group Filing:		Form filed by More than
						One Reporting Person

Title of Security:				Common

Amount of Securities Beneficially Owned:	600,000

Ownership Form:					D

Signature:					Monterey Insurance Company


						______________________
						Alex Meruelo,President
						Date: June 15, 2009